EXHIBIT (5)

FORM OF APPLICATION

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Vanguard Variable Annuity Application

Application to: Monumental Life Insurance Company, Cedar Rapids, IA 52499.

For: A Flexible-Premium Variable Annuity

IMPORTANT INFORMATION ABOUT ISSUING A NEW CONTRACT. Vanguard requires from each person who applies for a Contract certain personal information—including name, street address, and date of birth among other information—that will be used to verify identity. If you do not provide us with this information, or we are not able to verify your identity, the Contract will not be issued.

Return this Application and any other required documents in the postage-paid envelope provided, or mail to Vanguard, P.O. Box 1105, Valley Forge, PA 19482-1105. For overnight delivery, mail to Vanguard, 455 Devon Park Drive, Wayne, PA 19087-1815.

•

Please complete and return this Application unless you are a resident of one of the following states: Florida, Nevada, New York, or Oregon. If you are a resident of one of these states, please call us to get the appropriate Application.

•	Please do not use this Application to open an individual retirement account (IRA), 403(b)(7) plan account, or an account in any Vanguard® mutual fund. Please call us for the correct forms.

•	For Applicants in Arizona

Upon your written request, the Monumental Life Insurance Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the Contract to you. If for any reason you are not satisfied with the Contract, you may return it within 30 days after it is delivered and receive a refund equal to the premiums paid, including any policy or Contract fees or other charges, less the amounts allocated to any separate accounts under the policy or Contract, plus the value of any amounts allocated to any separate accounts under the policy or Contract on the date the returned policy is received by the insurer.

•	For applicants in Maryland: BENEFITS ARE ON A VARIABLE BASIS AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

For help with this Application or for more information, call 800-522-5555.

Contract Owner Information The information you provide below will appear on your new Annuity Contract exactly as it appears here. Important: If you are transferring an existing Contract to Vanguard through a 1035 exchange, the Owner information below must match the Owner information as it appears on the Contract you are transferring. If the Contract Owner is a trust, complete the Certificate of Authority for Trusts form and follow any state-specific instructions on that form. Call 800-522-5555 if you need assistance.

Name (first, middle initial, last) If trust, name of trust agreement	Male	Female

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–
Birth Date or Date of Trust Agreement (month, day, year)

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–	–	OR	–
Social Security Number or Individual Tax Identification Number (if a resident alien)			Employer Identification Number (if a trust)

Street Address (A P.O. box or rural route number is not acceptable; this will be the state under whose law your Contract is issued.)

–
City	State	Zip

      Mailing Address if Different From Above (used both as the Contract’s address of record and for all Contract mailings)

–
City	State	Zip

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

Check here if the Owner is a minor and the Contract is to be registered under the Uniform Gifts/Transfers to Minors Act

(UGMA/UTMA). UGMA/UTMA Contracts will be registered using the minor’s Social Security Number. Fill in the name of the state below, and provide all the following information on the Contract’s custodian.

This gift or transfer is being made under the (name of state) Uniform Gifts/ Transfers to Minors Act.

Name of Custodian (first, middle initial, last)	Male	Female

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–
Birth Date (month, day, year)

–	–	OR	–	–
Social Security Number			Individual Tax Identification Number (if a resident alien)

    Street Address (A P.O. box or rural route number is not acceptable.)

–
City	State	Zip

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

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Joint Contract Owner Information If there is a Joint Owner, please provide all information requested. If there is no Joint Owner, leave this section blank. If this is a rollover to a Qualified Contract, a Joint Owner is not permitted.

Name (first, middle initial, last)	Male	Female

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–

    Birth Date or Date of Trust Agreement (month, day, year)

–	–	OR	–	–
Social Security Number			Individual Tax Identification Number (if a resident alien)

    Street Address (A P.O. box or rural route number is not acceptable.)

–
City	State	Zip

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

Annuitant Information The Annuitant is the person on whose life expectancy the Annuity Payments are based. If the Annuitant is the same person as the Contract Owner, simply check the box labeled “Same as Contract Owner.” If this is a rollover to a Qualified Contract, the Annuitant must be the same as the Contract Owner.

Same as Contract Owner. Skip to Section 4.

Name (first, middle initial, last)	Male	Female

    Street Address

–
City	State	Zip

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–	–	–
Birth Date (month, day, year)		Social Security Number

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

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Joint Annuitant Information If there is a Joint Annuitant, this section must be completed. If the Joint Annuitant is the same person as the Joint Contract Owner, simply check the box labeled “Same as Joint Contract Owner.” If there is no Joint Annuitant, leave this section blank.

Same as Joint Contract Owner. Skip to Section 5.

Name (first, middle initial, last)	Male	Female

  Street Address

–
City	State	Zip

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–	–	–
Birth Date (month, day, year)		Social Security Number

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

Annuitant’s Beneficiaries The Beneficiary receives the death benefit of the Contract when the Annuitant dies. The Beneficiary and the Annuitant cannot be the same person. Use whole percentages; they must add up to 100%. Birth Date and Social Security Number are not required if the information is not available.

  Primary Beneficiary(ies)

  Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

  Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

  Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

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Secondary Beneficiary(ies) (You may designate a Secondary Beneficiary below. This person(s) will become the Primary Beneficiary if the Primary Beneficiary dies before the Annuitant.)

  Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

  Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

Contract Owner’s Designated Beneficiary Complete this section only if the Contract Owner and the Annuitant are different persons. Birth Date and Social Security Number are not required if the information is not available.

In the space below, please name the individual who will receive the Accumulated Value of the Contract if the Contract Owner dies.

  Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship

Sections 7 and 8 refer to optional riders that are available on your Contract.

Death Benefit Select one of the Death Benefit options below. Upon the Annuitant’s death, the Annuitant’s Beneficiary will receive the benefit provided under that option. In making your selection, you agree to pay the mortality and expense charge associated with that option and confirm that you have read and understand the Death Benefit section of the prospectus. Note: This is your only opportunity to choose the Return of Premium Option. If you do not check either of the boxes below, you will receive the Accumulated Value Option.

Call 800-522-5555 if you have questions.

Accumulated Value Option. The Annuitant’s Beneficiary will receive the Accumulated Value of your Contract upon the
Annuitant’s death. The total annual mortality and expense risk charge is currently 0.195%.

Return of Premium Option. The Annuitant’s Beneficiary will receive the greater of the Accumulated Value or the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any). The total annual mortality and expense risk charge (M&E) is currently 0.395%. This includes the current base M&E of 0.195% plus an additional 0.20% M&E for the rider. The additional expense associated with this death benefit option will be deducted from the Contract quarterly at a rate of 0.05%. You may select this option only if the Annuitant (and Joint Annuitant, if applicable) is age 75 or younger.

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Guaranteed Lifetime Withdrawal Benefit The Guaranteed Lifetime Withdrawal Benefit (GLWB) is an optional rider that can be added to your Contract by completing this section, and by allocating a portion of your initial premium payment to one or more of the designated investments eligible for the GLWB as listed in Section 9.

If you do not wish to elect the GLWB at this time, please skip this section. You can elect the rider at a later date. Call us at 800-522-5555 if you have any questions.

The GLWB provides a guaranteed lifetime income for you and, if applicable, a Joint Annuitant. The level of income depends on the Annuitant’s attained age (younger of the living spouses for joint rider) at the time of the first withdrawal as well as the amount allocated to the designated investments eligible for the GLWB.

The Vanguard Variable Annuity prospectus contains detailed information on the optional GLWB; please read and consider it carefully before selecting this optional rider.

To add the optional GLWB to your Contract, please select an annuity type below. An annual fee of 0.95% will be assessed on a quarterly basis as a percentage of the total withdrawal base; this fee is the same whether you choose the single or joint option.

Single.

Joint. (Please make sure you have completed Sections 2 and 4. For Non-Qualified Contracts, the Annuitant’s spouse or civil union/domestic partner must be designated as the Joint Contract Owner and the Joint Annuitant. For Qualified Contracts, the Annuitant’s spouse or civil union/domestic partner must be designated as the Joint Annuitant and the Primary Beneficiary.)

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Your Initial Premium Payment You may allocate your initial premium payment of at least $5,000 to any of the Portfolios listed below. Note that the minimum balance for each Portfolio is $1,000. If you want the Guaranteed Lifetime Withdrawal Benefit—see Section 8—you must allocate some portion of your initial premium to one of three designated investments: the Conservative Allocation Portfolio, the Moderate Allocation Portfolio, or the Balanced Portfolio. You can, of course, allocate premiums to these designated investments even if you do not elect the benefit. Indicate the percentage of your initial premium payment that you wish to allocate to each Portfolio or designated investment. Use whole percentages; they must add up to 100%.

Note: For details about each Portfolio or designated investment, read the Portfolio Profiles section of the Vanguard Variable Insurance Fund prospectus, which is attached to the enclosed Vanguard Variable Annuity prospectus.

Money Market Portfolio (64)	%	Equity Income Portfolio (08)	%

Short-Term Investment-Grade Portfolio	%	Diversified Value Portfolio (145)	%
(144)

Total Bond Market Index Portfolio (67)	%	Growth Portfolio (10)	%

High Yield Bond Portfolio (146)	%	Capital Growth Portfolio (603)	%

Conservative Allocation Portfolio* (801)	%	Mid-Cap Index Portfolio (143)	%

Moderate Allocation Portfolio* (803)	%	Small Company Growth Portfolio (160)	%

Balanced Portfolio* (69)	%	REIT Index Portfolio (147)	%

Total Stock Market Index Portfolio (604)	%	International Portfolio (86)	%

Equity Index Portfolio (68)	%
		Total:	1	0	0%

Future premium payments will be allocated as shown above unless you request a different allocation.

*	Designated investments eligible for the Guaranteed Lifetime Withdrawal Benefit.

Your Method of Purchase You can establish your Vanguard Variable Annuity with cash, Vanguard funds, the assets in an existing annuity or life insurance policy, or with a transfer/rollover of tax-deferred assets from a traditional IRA or qualified plan or annuity. The minimum premium is $5,000.

Premium Amount. For securities, list the current market value.	$	,	,	.

The new annuity replaces any existing life insurance policies or annuity contracts:	Yes	No

Please complete one or more of the following sections—A, B, or C—depending on your method of purchase.

A.	1035 Exchange. To exchange assets in existing non-qualified annuities or life insurance policies for a new Vanguard Variable Annuity Contract, provide the names of the companies that issued them, their policy numbers, and their cash value in the space below, and submit a 1035 Exchange Assignment Form with this form.

Company Name

	$	,	,	.
Policy Number or Contract Number	Value

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Company Name

$	,	,	.

Policy Number or Contract Number	Value

Company Name

$	,	,	.

Policy Number or Contract Number	Value

B.	Transfer/Rollover. Complete this section to transfer or roll over qualified (pre-tax) funds from an employer-sponsored retirement plan, a traditional IRA, or a qualified annuity now held at any company, including Vanguard. Note: You must submit a Qualified Funds Transfer/Rollover Form along with this Application, unless you have taken possession of the money and are sending us a check.* Please also check with your employer to request any company-specific distribution forms, and send those completed forms to us with your other paperwork.

Company Name

$	,	,	.

Account Number	Value

C.	Cash. You can use any of the following payment methods.

A check for	$	,	,	.	,	payable to Monumental Life Insurance Company.

A wire transfer of	$	,	,	.	.	If you select this option, call 800-522-5555 for

   wiring instructions.

Vanguard fund shares. If you intend to register your new annuity under a name or address that differs from those on your existing Vanguard accounts, call us at 800-522-5555.

Vanguard Account Number	Fund Number	Fund Name

Amount (Choose only one.)	$	,	,	%

Dollars	Percentage	Shares

Vanguard Account Number	Fund Number	Fund Name

Amount (Choose only one.)	$	,	,	%

Dollars	Percentage	Shares

*	To find out if your assets are eligible for a tax-free transfer/rollover, consult your employer or custodian, or call us at 800-522-5555.

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Telephone Transfer Authorization If you or the Joint Owner wishes to use the telephone to request asset transfers among the annuity Portfolios, please check the box below.

I authorize Monumental Life Insurance Company to honor my telephone instructions to make transfers among the various Portfolios. In the event this Contract is owned by more than one Owner, I understand that Vanguard will accept telephone instructions from any one Owner. I hereby acknowledge that all telephone instructions given pursuant to this Authorization are subject to the conditions set forth in the prospectus and that neither Monumental Life Insurance Company nor The Vanguard Group, Inc., will be liable for any loss, liability, cost, or expense for acting in accordance with such instructions believed by them to be genuine and in accordance with the procedures set forth in the prospectus.

Signatures All Owners must sign exactly as their names appear in Sections 1 and 2.

I acknowledge receipt of a current prospectus, and declare that all statements in this Application are true to the best of my knowledge and belief. I understand that all payments and values provided by the Contract may vary as to dollar amount to the extent they are based on the investment experience of the selected Portfolio(s). With this in mind, I feel the Contract applied for will meet anticipated financial needs.

I understand and further agree that:

•     Unless I have notified the Monumental Life Insurance Company of a community or marital property interest in this Contract, Monumental Life Insurance Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•     This Application is subject to acceptance by Monumental Life Insurance Company. If this Application is rejected for any reason, Monumental Life Insurance Company will be liable only for return of purchase payment paid.

•     Federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number, and any other information necessary to sufficiently identify each customer. Failure to provide this information could result in the Annuity Contract not being issued, transactions being delayed or unprocessed, or the Annuity Contract being terminated.

• For Applicants in Alaska: All statements in this application made by or under the authority of the Applicant are representations and not warranties.

I would like to receive a copy of the Statement of Additional Information.

NOTE: By signing this form, I acknowledge that I have reviewed the entire form, including any applicable state-mandated warnings appearing on the pages following this signature page.

The accumulation values under the variable accumulation provisions of the Contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

†	S I G N A T U R E	–	–
	Owner’s Signature (if trust, signature of authorized trustee)	Date (month, day, year)

†	S I G N A T U R E	–	–
	Joint Owner’s Signature	Date (month, day, year)

Signed At (city, state)

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Please read the warning that applies to your state:

Arkansas

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Colorado

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia

WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Kentucky

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Louisiana

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Maryland

Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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New Mexico

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

Ohio

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma

WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Rhode Island

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Tennessee

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Virginia

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

West Virginia

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

VVAPP 0911	© 2011
The Vanguard Group, Inc.
All rights reserved.

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